EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 64 to the Registration Statement of Eaton Vance Series Trust II (1933 Act File No. 02-42722) of my opinion dated August 18, 2005, which was filed as Exhibit (i) to Post-Effective Amendment No. 63.

/s/ James M. Wall James M. Wall, Esq.

October 27, 2005 Boston, Massachusetts